EXHIBIT 99.1

Stockholders of FedFirst Financial Corporation Approve FedFirst's Pending Merger With CB Financial Services, Inc.

CARMICHAELS, Pa. and MONESSEN, Pa., Sept. 26, 2014 (GLOBE NEWSWIRE) -- CB Financial Services, Inc. ("CB") (OTCQB:CBFV), the Carmichaels-based holding company for Community Bank, and FedFirst Financial Corporation ("FedFirst") (Nasdaq:FFCO), the Monessen-based holding company for First Federal Savings Bank, announced that at a special meeting of stockholders held earlier today, FedFirst's stockholders overwhelmingly approved the Agreement and Plan of Merger providing for the pending merger of FedFirst with CB. Stockholders likewise voted in favor of a non-binding, advisory proposal to approve the payment of merger-related compensation to certain executive officers of FedFirst contingent upon the completion of the transaction.

As previously announced, all regulatory approvals have been received for the proposed merger of First Federal Savings Bank with Community Bank. CB has pending with the Federal Reserve Board a request that it waive its application requirements with respect to the proposed merger of FedFirst with CB. Subject to the receipt of the waiver and the satisfaction of other closing conditions, the transaction is expected to be completed on or about October 31, 2014.

About CB Financial Services, Inc.

CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates eleven offices in Greene, Allegheny and Washington Counties in southwestern Pennsylvania.

About FedFirst Financial Corporation

FedFirst Financial Corporation is the parent company of First Federal Savings Bank, a community-oriented financial institution operating seven full-service branch locations in southwestern Pennsylvania. First Federal offers a broad array of retail and commercial lending and deposit services and provides commercial and personal insurance services through Exchange Underwriters, Inc., its 80% owned subsidiary.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act relating to the proposed merger. Forward-looking statements are typically identified by words such as "believe", "plan", "expect", "anticipate", "intend", "outlook", "estimate", "forecast", "will", "should", "project", "goal", and other similar words and expressions. These forward-looking statements involve certain risks and uncertainties. Among the factors that could cause actual results to differ materially from forward-looking statements contained in this press release are the ability to meet the closing conditions to the proposed merger on the expected terms and schedule; and delay in closing the merger. CB and FedFirst undertake no obligation to revise these forward-looking statements or to reflect changes in events or circumstances after the date of this press release.

CONTACT: CB Financial Services, Inc.
         Barron P. "Pat" McCune, Jr.
         President and Chief Executive Officer
         (724) 225-2400

         FedFirst Financial Corporation
         Patrick G. O'Brien
         President and Chief Executive Officer
         (724) 684-6800